August 28, 2007

Securities and
Exchange Commission
100 F Street, N.E.
Washington, DC
20549

Commissioners:

We have read the
statements made by
Eaton Vance VT
Worldwide Health
Sciences Fund (copy
attached), which we
understand will be
filed with the
Securities and
Exchange
Commission, pursuant
to Item 77K of Form
N-SAR, as part of the
Form N-SAR of Eaton
Vance Worldwide
Health Sciences Fund
dated August 28, 2007.
We agree with the
statements concerning
our Firm in such Form
N-SAR.

Very truly yours,



PricewaterhouseCoope
rs LLP















Eaton Vance
Management


The Eaton Vance Building
255 State Street, Boston, MA
02109
(617) 482-8260



August 16, 2007

PricewaterhouseCoopers
LLP
125 High Street
Boston, Massachusetts
02110

Dear Sirs:

In accordance with the
requirements of item
304 of Regulation S-K,
please provide us with a
letter(s) from your firm
addressed to the
Securities and Exchange
Commission stating your
agreement with the
statements made in the
enclosed attachments
with respect to certain
Eaton Vance Funds and
Portfolios as referred to
therein.

A copy of your letter
will be filed with the
Securities and Exchange
Commission, along with
the applicable statement
as attached, as an exhibit
to the respective Fund's
or Portfolio's next Form
N-SAR for the period
ended June 30, 2007 (in
accordance with Item
77K of Form N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton
Vance Management












Applicable to Eaton
Vance Balanced Fund,
Eaton Vance Large-Cap
Value Fund, Eaton
Vance Small-Cap
Growth Fund, Eaton
Vance Special Equities
Fund, Eaton Vance Tax
Free Reserves, Eaton
Vance Utilities Fund,
and Eaton Vance VT
Worldwide Health
Sciences Fund

On August 6, 2007,
PricewaterhouseCoopers
LLP, resigned in the
ordinary course as the
Fund's independent
registered public
accountants.

The reports of
PricewaterhouseCoopers
LLP on the Fund's
financial statements for
each of the last two
fiscal years contained no
adverse opinion or
disclaimer of opinion
and were not qualified or
modified as to
uncertainty, audit scope
or accounting principles.
There have been no
disagreements with
PricewaterhouseCoopers
LLP during the Fund's
two most recent fiscal
years and through
August 6, 2007 on any
matter of accounting
principles or practices,
financial statement
disclosure or auditing
scope or procedure,
which disagreements, if
not resolved to the
satisfaction of
PricewaterhouseCoopers
LLP, would have caused
them to make reference
thereto in their reports
on the Fund's  financial
statements for such
years, and there were no
reportable events of the
kind described in Item
304 (a)(1)(v) of
Regulation S-K under
the Securities Exchange
Act of 1934, as
amended.

At a meeting held on
August 6, 2007, based
on Audit Committee
recommendations and
approvals, the full Board
of Trustees of the Fund
approved Deloitte &
Touche LLP as the
Fund's independent
registered public
accounting firm for the
fiscal year ending
December 31, 2007.  To
the best of the Fund's
knowledge, for the fiscal
years ended December
31, 2006 and December
31, 2005, and through
August 6, 2007, the
Fund did not consult
with Deloitte & Touche
LLP on items which
concerned the
application of
accounting principles to
a specified transaction,
either completed or
proposed, or the type of
audit opinion that might
be rendered on the
Fund's financial
statements or concerned
the subject of a
disagreement (as defined
in paragraph (a)(1)(iv) of
Item 304 of Regulation
S-K) or reportable
events (as described in
paragraph (a)(1)(v) of
Item 304 of Regulation
S-K).